UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On July 18, 2018, Carbonite, Inc., a Delaware corporation (the “Company”), and a selling stockholder beneficially owned by David Friend, a co-founder and director, entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital, Inc., Jefferies LLC and RBC Capital Markets, LLC as representatives of the several underwriters listed therein (the “Underwriters”), relating to the public offering of an aggregate of 5,463,237 shares of common stock, par value $0.01 per share (the “Shares”), at the public offering price of $37.50 per Share (the “Offering Price”).

Pursuant to the Underwriting Agreement, 4,765,157 Shares will be issued and sold by the Company and 698,080 Shares will be sold by the selling stockholder. In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 819,485 Shares at the Offering Price less any underwriting discounts and commissions (the “Option”).

The estimated net proceeds to the Company from the sale of the Shares to be issued and sold by the Company are expected to be approximately $170.4 million, or approximately $199.8 million if the Underwriters exercise the Option in full. The Company intends to use the net proceeds from the offering to repay outstanding amounts under its existing $130 million revolving credit facility and for general corporate purposes, including potential acquisitions. The Company will not receive any of the proceeds from the sale of Shares from the selling stockholder. The offering is expected to close on or about July 23, 2018, subject to customary closing conditions.

The Shares being offered were registered by the Company under an automatically effective shelf registration statement on Form S-3 (File No. 333-225380) filed with the SEC on June 1, 2018 and are being offered pursuant to a preliminary prospectus supplement, dated July 16, 2018, and a final prospectus supplement, dated July 18, 2018, describing the terms of the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the selling stockholder, customary conditions to closing, indemnification obligations of the Company, the selling stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the shares of common stock is attached as Exhibit 5.1 to this report.

Item 9.01(d)	Exhibits

(d)	Exhibits.

1.1
Underwriting Agreement, dated as of July 18, 2018, by and among Carbonite, Inc., the Selling Stockholder named therein, Barclays Capital, Inc., Jefferies LLC and RBC Capital Markets, LLC, as representatives of the underwriters.

5.1	Opinion of Foley & Lardner LLP
23.1	Consent of Foley & Lardner LLP (contained in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on July 20, 2018.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel